Loan No. 3032893

                                 PROMISSORY NOTE

$3,000,000.00                                                     April 24, 1998
                                                                Portland, Oregon

     FOR VALUE RECEIVED, the undersigned ("Maker" or "Borrower") promise(s) to pay to the order of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("Lender" or "Bank"), at its principal office in Portland, Oregon, or at such other place or places or to such other party as the "Holder" (defined below) may from time to time designate in writing, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) or so much thereof as may be advanced, in lawful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions. The term "Holder" as used in this Note means Lender or any future holder of this Note, and their successors and assigns.

     1. TERM. The unpaid principal balance of this Note and all unpaid accrued interest thereon and other sums payable by Maker in connection with this Note shall be due and payable in full on May 1, 2008 ("Maturity Date").

     2. INTEREST AND PAYMENTS. Interest shall commence to run on each advance under this Note from the date of the advance and will be computed on the outstanding balance of this Note as it exists from time to time. After maturity or after default, interest shall accrue on the outstanding principal balance of this Note at an annual rate equal to four percentage points (4%) per annum above the interest rate(s) otherwise applicable to this Note.

          a.  Interest.   Interest  shall  accrue  at  the  rate  of  eight  and
     three-tenths percentage points (8.30%) per year (the "Note Rate").

          b. Monthly Payments. If the Deed of Trust records on any day but the first day of a month, Borrower will pay interest in advance from the date of recording to the first day of the next month. Thereafter, principal and interest shall be payable in monthly installments of Twenty-Three Thousand Seven Hundred Fifty-Three and 83/100ths Dollars ($23,753.83), beginning on the first (1st) day of June, 1998, and continuing on the first (1st) day of each month thereafter, with a final payment of all remaining unpaid principal, interest and other sums due under this Note due and payable on the Maturity Date.

          c. Interest Apportionment and Allocation. The amount of each year's interest on the Note will, as it accrues, be apportioned among calendar months on the basis of a year consisting of 12 thirty-day months. The early or late date of making a monthly payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due.

     3.  PREPAYMENT.  Borrower  may prepay  principal on the Loan in whole or in part in minimum amounts equal to or greater than twenty percent (20%) of the face amount of this Note. Borrower shall give Bank irrevocable written notice of Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by Bank at least five (5) Banking Days in advance of the prepayment. All prepayments of principal on the Loan shall be applied to the most remote principal installment or installments then unpaid. Each such prepayment shall be accompanied by the Prepayment Fee described in this subsection.

          a. Except for any required principal repayment under Section 2.10 of the Standing Loan Agreement of even date, each prepayment of the Loan, whether voluntary, by reason of acceleration or otherwise, shall be accompanied by payment of all accrued interest on the amount of the prepayment, a prepayment servicing fee of $250 and the Prepayment Fee described below.

          b. The Prepayment Fee shall be the sum of fees calculated separately for each Prepaid Installment, as follows:

               (1) Determine the amount of interest which would have accrued each month for the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the Fixed Rate;

               (2) Subtract from each monthly interest amount determined in (1), above, the amount of interest which would accrue for that Prepaid Installment if it were reinvested from the date of prepayment through the Original Payment Date at the Treasury Rate;

               (3) If (1) minus (2) for the Prepaid Installment is greater than zero, discount the monthly difference to the date of prepayment by the rate used in (2). The sum of the discounted monthly differences is the Prepayment Fee for that Prepaid Installment; plus

               (4) An amount equal to all costs and expenses Bank reasonably expects to incur in liquidation and reinvestment of any prepaid funds.

          c. For purposes of this subsection,

               (1) "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which Bank determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date.

               (2) "Original Payment Dates" mean the dates on which the applicable Fixed Rate period would have expired if there had been no prepayment.

               (3) "Prepaid Installment" means the portion of the prepaid principal of the Loan which would have been paid on a single Original Payment Date.

               (4) "Banking Day" means a day, other than a Saturday or Sunday, on which Bank is open for business for all banking functions in Oregon.

          d. Bank may adjust the Treasury Rate to reflect the compounding, accrual basis, or the costs of the Loan. The rate is Bank's estimate only, and Bank is under no obligation to actually reinvest any prepayment. The rate shall be based on information from either the Telerate or Reuters information services, The Wall Street Journal, or other information sources the Bank deems appropriate.

     4. BORROWER'S WAIVER OF PREPAYMENT RIGHT. By its signature below, Borrower expressly waives any right to prepay the Loan except on the express terms set forth above. Borrower agrees to pay the Prepayment Fee even if the prepayment is made following Bank's acceleration of the Note due to a default by Borrower, or by reason of any transfer giving Bank the right to accelerate the maturity of this Note pursuant to the terms of the Deed of Trust. Borrower acknowledges that prepayment of the Loan may result in Bank incurring additional costs (including lost opportunity costs), expenses or liabilities. Borrower therefore agrees that the Prepayment Fee represents a reasonable estimate of the prepayment costs, expenses or liabilities Bank may suffer on a prepayment. Borrower agrees that Bank's willingness to offer a fixed interest rate to Borrower is sufficient and independent consideration for this waiver. Borrower understands that Bank would not offer a fixed interest rate to Borrower absent this waiver.


SRC VISION, INC., an Oregon corporation



By:  /s/ Alan R. Steel
---------------------------------------
 ALAN R. STEEL, Chief Financial Officer


     5. LATE CHARGES; RETURNED ITEM FEE. If any payment due hereunder is not received by the Holder within fifteen (15) days of the due date, at the option of the Holder without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not timely paid. Any such late charge shall be due and payable on demand, and the Holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note. If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note. Any payment to Holder by check, draft or other item shall be received by Holder subject to collection and will constitute payment when collected not when received. For each "nsf" or returned check, draft or other item, in addition to any applicable late charge, Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.

     6. DEFAULT. After a default under any of the Loan Documents, or if Maker fails to make any payment under this Note when due, the then Holder, at its option, without notice to Maker (except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan Document, immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity. Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default. Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a) because of a monetary default by Maker under this Note or any other Loan Document unless the default is not cured within ten (10) days of the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document unless the default is not cured within fifteen (15) days of the date on which the Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "monetary default" means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "nonmonetary default" shall mean a failure by Maker to perform any obligation contained in this Note or any other Loan Document, other than the obligation to make the payments provided for in this Note or any other Loan Document. If the nonmonetary default is capable of being cured and cannot reasonably be made within the thirty (30)-day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the fifteen (15)-day cure period, and in the Holder's opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate the Holder to forbear in any other manner from exercising its remedies and the Holder may pursue any other rights or remedies which the Holder may have because of the default.

     7. CUMULATIVE REMEDIES. The rights and remedies of any Holder under this Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note. A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any subsequent default, whether of the same or a different nature.

     8. WAIVERS. Maker and all endorsers, guarantors and all other persons or entities who may become liable for all or any part of the obligations evidenced by this Note, jointly and severally: waive diligence, presentment, protest and demand, and also notice of protest, demand, non-payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other Loan Document, including the time for payment, and agree any such renewal, extension or modification or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.

     9. COSTS AND EXPENSES. Whether or not suit is brought Maker shall pay on demand all reasonable costs and expenses, including attorneys' fees and costs and allocated costs of in-house legal counsel, incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all reasonable fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding.

     10. MAXIMUM INTEREST. Maker represents and warrants the proceeds of this Note shall be used solely for commercial, investment and business purposes, and not for personal, family or household purposes. Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law. If by virtue of applicable law, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received. If at the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.

     11. SECURITY. This Note is secured by a commercial deed of trust of even date (the "Deed of Trust") encumbering certain real property located in Jackson County, Oregon (the "Property"). Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.

     12. GENERAL. This Note shall be binding upon Maker and Maker's successors and assigns. If Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note. This Note is governed by and shall be construed in accordance with the laws of the State of Oregon. Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Oregon and the United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document. Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

     13. ARBITRATION. Any dispute relating to this Note or the Loan (whether in contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); provided, both Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property. The arbitration proceedings shall be held in Portland, Oregon in accordance with the commercial arbitration rules of the Arbitration Services of Portland, Inc., and the United States Arbitration Act (i.e., Title 9, U.S.C.). There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Each party shall have the right before, during and after the commencement of any arbitration proceeding to exercise any of the following remedies, in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration. Nothing in this paragraph shall limit in any way any right the Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.

     14. DISPUTED OBLIGATIONS. All communications concerning disputed debts and obligations of Maker under this Note or any other Loan Document, including without limitation disputes as to the amount of any payment, fee or charge, and including an instrument tendered as full satisfaction of a disputed debt, must be in writing and must be sent to the following address, or to such other address as the Holder may hereafter specify:

                  Bank of America National Trust & Savings Association Eugene Commercial Banking, Unit 2091
                  201 East 11th Avenue, 2nd Floor
                  Eugene, Oregon  97401

Any such communication should include the name of Maker, the applicable loan number, a description of the dispute and the relief or remedy requested, and an address and telephone number where the person sending the notice can be contacted.

     15. CROSS-DEFAULT. A default under this Note and/or the Loan Documents will constitute a default under any and all documents (the "Other Loan Documents") relating to, evidencing or securing (a) any and all loans by Lender to Maker, and (b) the $2,000,000.00 revolving line of credit loan (Loan No. 0041962870) by Lender to Advanced Machine Vision Corporation, a California corporation ("AMVC") (the "Line of Credit") (collectively, the "Other Loan"). Any default under the Other Loan Documents will constitute a default under this Note and the Loan Documents. Any default under this Note will give rise to any and all of Lender's rights and remedies hereunder and/or under the Other Loan Documents. Any default under any of the Other Loan Documents shall give rise to any and all of Lender's rights under such Loan Document, the Other Loan Documents, and/or this Note.

     16. CROSS-COLLATERALIZATION. Maker agrees that the Property secured by the Deed of Trust securing this Note will constitute collateral under the Other Loan Documents, as if said property was encumbered as collateral for the Other Loan transactions. Maker further agrees that the property which serves as collateral under the Other Loan Documents shall constitute collateral for this Loan as if said property was encumbered as collateral for this Loan transaction. Thus, the collateral for the Other Loan secures the Loan evidenced by this Note and the Property which secures this Note shall also secure the Other Loan.

     17. ACKNOWLEDGMENT AND WAIVER. Maker represents and warrants to Holder that although the maker of the Other Loan is not the same entity as Maker, Maker is a wholly-owned subsidiary of AMVC. AMVC is a guarantor of this Loan and the maker of the Other Loan. Maker acknowledges and agrees that at Maker's request and solely as an accommodation to Maker, Holder has agreed that the borrower for the Other Loan may be a separate entity, so long as Maker remains a wholly-owned subsidiary of AMVC. Maker hereby waives any and all claims or defenses it may have to the cross-defaulting and cross-collateralization of this Loan and the Other Loan based on the fact that Maker and the maker for the Other Loan are separate entities. Maker acknowledges that it has received actual and sufficient consideration in exchange for the cross-defaulting and cross-collateralization of this Loan to the Other Loan.

     18. TOTAL LIABILITIES-TO-TANGIBLE NET WORTH RATIO. Borrower agrees that AMVC (together with its consolidated subsidiaries hereinafter collectively referred to as "AMVC") shall maintain a ratio of total liabilities to total tangible net worth not exceeding the amounts indicated for each period specified below, as measured on a quarterly basis:

     a. 2.75:1 for the period December 31, 1997 through December 30, 1998;
     b. 2.20:1 for the period December 31, 1998 through December 30, 1999;
     c. 1.75:1 for the period December 31, 1999 through December 30, 2000;
     d. 1.50:1 for the period December 31, 2000 through December 30, 2001; and
     e. 1.25:1 thereafter.

"Total liabilities" means the sum of current liabilities plus long term liabilities, excluding debt subordinated to AMVC's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form.

"Tangible net worth" means the gross book value of the AMVC's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the AMVC) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes and any reserves against assets.

     19. MINIMUM TRADING ASSET RATIO. Borrower agrees that AMVC shall maintain a minimum trading asset ratio of at least 2.65:1 "Minimum trading asset ratio" means the ratio of accounts receivable plus inventory divided by accounts payable plus short term bank debt.

     20. CASH FLOW RATIO. Borrower agrees that AMVC shall maintain a cash flow ratio of at least 1.20:1. "Cash flow ratio" means the ratio of cash flow to the current portion of long term debt plus interest expense plus income taxes plus dividends plus capital expenditures. "Cash flow" is defined as earnings before interest expense, income taxes, depreciation and amortization. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three (3) immediately preceding quarters. The current portion of long term debt will be measured as of the first day of the fiscal year in which the quarter falls. The current portion of long term debt will exclude the Notes payable to Veneer Technology, Inc.

     21. LIQUIDITY. Borrower agrees that AMVC shall (on a consolidated basis) maintain unencumbered liquid assets equal to at least Three Million Two Hundred Fifty Thousand and No/100 Dollars ($3,250,000.00) through July 31, 1999, as measured by the sum of AMVC's borrowing capacity under the Line of Credit, plus unpledged cash and marketable securities held by AMVC.

     22. ORS 41.580 Disclosure. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS BY HOLDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES, OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF HOLDER TO BE ENFORCEABLE.


MAKER:

SRC VISION, INC., an Oregon corporation


By:  /s/ Alan R. Steel
---------------------------------------
 ALAN R. STEEL, Chief Financial Officer

AFTER RECORDING RETURN TO:

BANK OF AMERICA NATIONAL
TRUST & SAVINGS ASSOCIATION
Real Estate Industries Division, Unit 2098
Attention: Ms. Deanne L. Hildebrand
P.O. BOX 6400
PORTLAND, OR 97228                                              Loan No. 3032893


                  COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT
                       AND FIXTURE FILING WITH ASSIGNMENT
                               OF LEASES AND RENTS


     THIS COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made April 24, 1998 by SRC VISION, INC., an Oregon corporation, as "Grantor", whose address is 2067
Commerce Drive, Medford, Oregon 97504; to JOSEPHINE-CRATER TITLE COMPANIES, INC., an Oregon corporation, as "Trustee", whose address is c/o Crater Title Insurance, 300 West Main, P.O. Box 250, Medford, Oregon 97501; for the benefit of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as "Beneficiary", whose address is Eugene Commercial Banking, Unit 2091, 201 East 11th Avenue, 2nd Floor, Eugene, Oregon 97401.

     The Tax Account Number for the property subject to the lien of this instrument is: 1-71150-9.

Notice to Recorder:

     THIS  DOCUMENT   CONSTITUTES  A  FIXTURE  FILING  IN  ACCORDANCE  WITH  ORS
79.4020(6).

                                    ARTICLE I


     1. Granting Clause. Grantor irrevocably grants, bargains, sells and conveys to Trustee and its successors and assigns in trust, with power of sale and with right of entry and possession as provided herein, all Grantor's estate, right, title, interest, claim and demand, now owned or hereafter acquired, in and to the following (the "Property"):

     (a) The real property in Jackson County, Oregon, described in Exhibit A attached and any and all improvements now or hereafter located thereon (the "Real Property").

     (b) All land lying in streets and roads adjoining the Real Property, and all access rights and easements pertaining to the Real Property.

     (c) All the lands, tenements, privileges, reversions, remainders, irrigation and water rights and stock, oil and gas rights, royalties, minerals and mineral rights, all development rights and credits, air rights, hereditaments and appurtenances belonging or in any way pertaining to the Real Property.

     (d) All buildings, structures, improvements and fixtures now or hereafter attached to or used in connection with the use, occupancy or operation of the Real Property including, but not limited to, heating and incinerating apparatus and equipment, boilers, engines, motors, generating equipment, telephone and other communication systems, piping and plumbing fixtures, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, irrigation equipment, carpeting, underpadding, elevators, escalators, partitions, mantles, built-in mirrors, window shades, blinds, screens, storm sash, awnings, furnishings of public spaces, halls and lobbies, and shrubbery and plants. All property mentioned in this subsection (d) shall be deemed part of the realty and not severable wholly or in part without material injury to the Real Property.

     (e) All rents, issues and profits of the Real Property, all existing and future leases of the Real Property (including extensions, renewals and subleases), all agreements for use and occupancy of the Real Property (all such leases and agreements whether written or oral, are hereafter referred to as the "Leases"), and all guaranties of lessees' performance under the Leases, together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other income of any nature now or hereafter due (including any income of any nature coming due during any redemption period) under the Leases or from or arising out of the Real Property including minimum rents, additional rents, percentage rents, parking or common area maintenance contributions, tax and insurance contributions, deficiency rents, liquidated damages following default in any Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all proceeds payable as a result of exercise of an option to purchase the Real Property, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, all security deposits or other deposits for the performance of any lessee's obligations under the Leases, and all proceeds from any rights and claims of any kind which Grantor may have against any lessee under the Leases or any occupants of the Real Property (all of the above are hereafter collectively referred to as the "Rents"). This subsection (e) is subject to the right, power and authority given to the Beneficiary in the Loan Documents (as defined herein) to collect and apply the Rents.

     (f) All of Grantor's rights to further encumber said Real Property for debt and all Grantor's rights to enter into any lease agreement which would create a tenancy that is or may become subordinate in any respect to any mortgage or deed of trust other than this Deed of Trust.

     2. Collateral. The following described estate, property and rights of Grantor are also included as security for the performance of each covenant and agreement of Grantor contained herein and the payment of all sums of money secured hereby:

     (a) All compensation, awards, damages, rights of action and proceeds (including insurance proceeds and any interest on any of the foregoing) arising out of or relating to a taking or damaging of the Property by reason of any public or private improvement, condemnation proceeding (including change of grade), fire, earthquake or other casualty, injury or decrease in the value of the Property.

     (b) All returned premiums or other payments on any insurance policies pertaining to the Property and any refunds or rebates of taxes or assessments on the Property, greater than $10,000.00.

     (c) All rights to the payment of money, accounts receivable, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all utility deposits), architectural and engineering plans, specifications and drawings, contract rights, governmental permits and licenses, and agreements and purchase orders which pertain to or are incidental to the design or construction of any improvements on the Property, Grantor's rights under any payment, performance, or other bond in connection with construction of improvements on the Property, and all construction materials, supplies, and equipment delivered to the Property or intended to be used in connection with the construction of improvements on the Property wherever actually located.

     (d) All contracts and agreements pertaining to or affecting the Property including, but not limited to, management, operating and franchise agreements, licenses, trade names and trademarks.

     (e) All of Grantor's interest in and to the proceeds of the loan (the "Loan") evidenced by the Note (defined below), whether disbursed or not.

     (f) All loan commitments or other agreements, now or hereafter in existence, which will provide Grantor with proceeds to satisfy the Secured Obligations (defined below) and the right to receive the proceeds due under such commitments or agreements including refundable deposits and fees.

     (g) All books and records pertaining to any and all of the Property and the other collateral described above.

     (h) All additions, accessions, replacements and substitutions of the Property described in this Section 2.

     The Property and all of the property and rights described in Sections 1 and 2 above are referred to collectively in this Deed of Trust as the "Collateral".

     3. Financing Statement. This Deed of Trust shall also constitute a financing statement filed for record in the real estate records as a fixture filing pursuant to the Uniform Commercial Code. This Deed of Trust may be given to secure an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property, or to secure an obligation incurred to refinance an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property.

     4. Obligations Secured. The following obligations ("Secured Obligations") are secured by this Deed of Trust:

     (a) Payment of the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) with interest thereon according to the terms of a promissory note of even date herewith, payable to Beneficiary or order and made by Grantor, including all renewals, amendments, modifications, extensions and substitutions therefor (the "Note"). The maturity date of the Note and this Deed of Trust shall be May 1, 2008. THE NOTE MAY CONTAIN PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE.

     (b) Payment of any further sums now or hereafter advanced or loaned by Beneficiary to Grantor, or any of its successors or assigns, and payment of every other present and future obligation owing by Grantor to Beneficiary of any kind, and all renewals, modifications, and extensions thereof, including any interest, fees, costs, service charges, indemnifications and expenses connected with such obligations, if (i) the promissory note or other written document evidencing the future advance or loan or other obligation specifically states that it is secured by this Deed of Trust, or (ii) the advance, including costs and expenses incurred by Beneficiary, is made pursuant to the Note, this Deed of Trust or any other documents executed by Grantor evidencing, securing, or relating to the Loan, and/or the Collateral, whether executed prior to, contemporaneously with, or subsequent to this Deed of Trust (this Deed of Trust, the Note and all such other documents, including any construction or other loan agreement, and all renewals, amendments, modifications or extensions thereof, are hereafter collectively referred to as the "Loan Documents"), together with interest thereon at the rate set forth in the Note, unless otherwise specified in the Loan Documents or agreed in writing.

     (c) Performance of each agreement, term and condition set forth or incorporated by reference in the Loan Documents, as such may be amended.

     (d) Performance and payment of the obligations of Grantor (or any other obligor under the Note) under each and every existing or future "swap transaction" (i.e., any transactions governed by an ISDA master agreement) to which Grantor (or the obligor under the Note) and Beneficiary are parties, if this Deed of Trust is referenced in such transaction as a credit support document.

     Notwithstanding any of the foregoing, the Secured Obligations shall not include the obligations of Grantor under any Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances now or hereafter executed by Grantor (or any other person or entity) in connection with the loan evidenced by the Note.

                                   ARTICLE II

     1. Assignment of Rents and Leases. Grantor hereby absolutely and irrevocably assigns to Beneficiary all Grantor's interest in the Rents and Leases. The foregoing assignment is subject to the terms and conditions of any separate assignment of the Leases and/or Rents, whenever executed, in favor of Beneficiary and covering the Property. Grantor warrants it has made no prior assignment of the Rents or the Leases and will make no subsequent assignment (other than to Beneficiary) without the prior written consent of Beneficiary. At Beneficiary's request, Grantor shall execute and deliver to Beneficiary a separate assignment of rents containing such terms and conditions as Beneficiary may reasonably require.

     (a) Unless otherwise provided in any separate assignment of the Leases and/or the Rents, and so long as Grantor is not in default under the Loan Documents, Grantor may collect the Rents as the Rents become due. Grantor shall use the Rents to pay normal operating expenses for the Property and sums due and payments required under the Loan Documents. No Rents shall be collected for a period subsequent to the current one month rental period and first or last month's rent. Grantor's right to collect the Rents shall not constitute
Beneficiary's   consent  to  the  use  of  cash  collateral  in  any  bankruptcy proceeding.

     (b) If Grantor is in default under this Deed of Trust or any other Loan Document, without notice to Grantor, Beneficiary or its agents, or a court appointed receiver, may collect the Rents. In doing so, Beneficiary may (i) evict lessees for nonpayment of rent, (ii) terminate in any lawful manner any tenancy or occupancy, (iii) lease the Property in the name of the then owner on such terms as it may deem best, (iv) institute proceedings against any lessee for past due rent, and (v) do all other acts and things as Beneficiary deems necessary or desirable. The Rents received shall be applied to payment of the costs and expenses of collecting the Rents, including a reasonable fee to Beneficiary, a receiver or an agent, operating expenses for the Property and any sums due or payments required under the Loan Documents, in such order as
Beneficiary  may  determine.  Any  excess  shall  be paid to  Grantor,  however,
Beneficiary  may  withhold  from any  excess  a  reasonable  amount  to pay sums anticipated to become due which exceed the anticipated future Rents. Beneficiary's failure to collect or discontinuing collection at any time shall not in any manner affect the subsequent enforcement by Beneficiary of its rights to collect the Rents. The collection of the Rents by or for Beneficiary shall not cure or waive any default under the Loan Documents. Any Rents paid to Beneficiary or a receiver shall be credited against the amount due from the lessees under the Leases. In the event any lessee under a Lease becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any Lease assigned hereby, Grantor covenants and agrees that in the event any of the Leases are so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; any check in payment of damages for rejection or termination of any such Lease will be made payable both to the Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary, it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured hereunder in such manner as Beneficiary may elect.

     (c) Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Property or any part thereof, Beneficiary is not and shall not be deemed to be: (i) "a mortgagee in possession" for any purpose; (ii) responsible for performing any of the obligations of the lessor under any Lease;
(iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it. In exercising its rights under this Section 1 Beneficiary shall be liable only for the proper application of and accounting for the Rents collected by Beneficiary or its agents.

     2. Leases. Grantor shall fully comply with all of the terms, conditions and provisions of the Leases so that the same shall not become in default and do all things necessary to preserve the Leases in force. Unless otherwise agreed in writing by Beneficiary, without Beneficiary's prior written consent, Grantor will not enter into any Lease (i) on a form of Lease not previously approved by Beneficiary, (ii) for a term of three (3) years or more, or (iii) containing an option or right to purchase all or any part of the Collateral in favor of any lessee. With respect to any Lease of the whole or any part of the Property involving an initial term of three (3) years or more, Grantor shall not, without the prior written consent of Beneficiary, (a) permit the assignment or subletting of all or part of the lessee's rights under the Lease unless the right to assign or sublet is expressly reserved by the lessee under the Lease,
(b) modify or amend the Lease for a lesser rental or term, or (c) accept surrender of the Lease or terminate the Lease except in accordance with the terms of the Lease providing for termination in the event of a default. Any proceeds or damages resulting from a lessee's default under any Lease, at Beneficiary's option, shall be paid to Beneficiary and applied against sums owed under the Loan Documents even though such sums may not be due and payable. Except for real estate taxes and assessments, without Beneficiary's prior written consent, Grantor shall not permit any lien to be created against the Property which may be or may become prior to any Lease. If the Property is partially condemned or suffers a casualty, Grantor shall promptly repair and restore the Property in order to comply with the Leases.

                                   ARTICLE III

     1. Non-Agricultural Use. Grantor represents and warrants to Beneficiary that neither the Property nor any other Collateral is used principally or primarily for agricultural or farming purposes.

     2. Performance of Obligations. Grantor shall promptly and timely pay all sums due pursuant to the Loan Documents, strictly comply with all the terms and conditions of the Loan Documents, and perform each Secured Obligation in accordance with its terms.

     3. Warranty of Title. Grantor warrants that it has good and marketable title to an indefeasible fee simple estate in the Property (unless Grantor's present interest in the Property is described in Exhibit A as a leasehold interest, in which case Grantor warrants that it lawfully possesses and holds a valid leasehold interest in the Property as described in Exhibit A), subject to no liens, encumbrances, easements, assessments, security interests, claims or defects of any kind prior or subordinate to the lien of this Deed of Trust, except those listed in Beneficiary's title insurance policy or approved by Beneficiary in writing (the "Exceptions") and real estate taxes and assessments for the current year. Grantor warrants the Exceptions and the real estate taxes and assessments are not delinquent or in default, and Grantor has the right to convey the Property to Trustee for the benefit of Beneficiary. Grantor will warrant and defend title to the Collateral and will defend the validity and priority of the lien of this Deed of Trust and the security interests granted herein against any claims or demands.

     4. Prohibited Liens.

     (a) Subject to Grantor's rights under subsection (b) below, Grantor shall not permit any governmental or statutory liens (including taxes, mechanic's or materialmen's liens) to be filed against the Collateral except for real estate taxes and assessments not yet due and liens permitted by the Loan Documents or approved by Beneficiary in writing. Notwithstanding any provision to the contrary, Grantor expressly agrees not to have outstanding or incur any direct or contingent debts (other than those to Beneficiary and its affiliates), or become liable for the debts of others without Beneficiary's prior written consent. This does not prohibit Grantor from: (i) acquiring goods, supplies, or merchandise on normal trade credit; (ii) endorsing negotiable instruments received in the usual course of business; (iii) obtaining surety bonds in the usual course of business; (iv) incurring additional debts and lease obligations for the acquisition of fixed or capital assets, to the extent permitted herein and in the Loan Documents; and (v) accrual of normal expenses incurred in the ordinary course of business, including but not limited to payroll, payroll taxes, and deferred taxes. Grantor further expressly agrees to not create, assume, or allow any security interest or lien (including judicial liens) on the Property or any other property the Borrower now or later owns, except: (i) deeds of trust and security agreements in favor of Beneficiary and its affiliates;
(ii) liens for taxes not yet due; (iii) liens outstanding on the date of the recording of this Deed of Trust as disclosed in writing to Beneficiary; and (iv) additional purchase money security interests in property acquired after the date of the recording of this Deed of Trust if the aggregate principal amount of debts secured by such liens does not exceed Five Hundred Thousand Dollars ($500,000.00) per year.

     (b) Grantor will have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited lien, encumbrance or charge so long as (i) no default exists under the Loan Documents,
(ii) Grantor first deposits with Beneficiary a bond or other security satisfactory to Beneficiary in the amount reasonably required by Beneficiary, but not more than the amounts specified by Oregon law, as now or hereafter amended; (iii) Grantor immediately commences its contest of such lien, encumbrance or charge, applies to court for a show cause as provided for by Oregon law, as now or hereafter amended, and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the lien, encumbrance or charge is stayed; and (v) Grantor pays any judgment rendered for the lien claimant or other third party within ten (10) days after the entry of the judgment. If the contested item is a mechanic's or materialmen's lien, Grantor will furnish Beneficiary with an endorsement to its title insurance policy which insures the priority of this Deed of Trust over the lien being contested. Grantor will discharge or elect to contest and post an appropriate bond or other security within twenty (20) days of written demand by Beneficiary.

     5. Payment of Taxes and Other Encumbrances. Grantor shall pay the real estate taxes and any assessments or ground rents at least seven (7) days prior to delinquency unless otherwise provided for in the reserve account described in
Section 15 below. All other encumbrances, charges and liens affecting the Collateral, including mortgages and deeds of trust, whether prior to or subordinate to the lien of this Deed of Trust, shall be paid when due and shall not be in default. On request Grantor shall furnish evidence of payment of these items.

     6. Maintenance--No Waste. Grantor shall protect and preserve the Collateral and maintain it in good condition and repair. Grantor shall do all acts and take all precautions which, from the character and use of the Collateral, are reasonable, proper or necessary to so maintain, protect and preserve the Collateral. Grantor shall not commit or permit any waste of the Collateral.

     7. Alterations, Removal and Demolition. Unless otherwise agreed in writing by Beneficiary, Grantor shall not structurally alter, remove or demolish any building or improvement on the Property without Beneficiary's prior written consent, except that alterations under $300,000.00, in the aggregate, will not require Beneficiary's prior written approval. Grantor shall not remove any material fixture or other item of property which is part of the Collateral without Beneficiary's prior written consent unless the fixture or item of property is replaced by an article of equal suitability, owned by Grantor free and clear of any lien or security interest.

     8. Completion, Repair and Restoration. Grantor shall promptly complete or repair and restore in good workmanlike manner any building or improvement on the Property which may be constructed or damaged or destroyed and shall pay all costs incurred therefor. Prior to commencement of any construction Grantor shall submit the plans and specifications for Beneficiary's approval and furnish evidence of sufficient funds to complete the work, except that repairs under $300,000, in the aggregate, will not require Beneficiary's prior written approval.

     9. Compliance with Laws. Grantor shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Collateral, including, without limitation, all applicable requirements of the Fair Housing Act of 1968 (as amended) and the Americans With Disabilities Act of 1990 (as the same may be amended from time to time), and shall not commit or permit any act upon or concerning the Collateral in violation of any such laws, ordinances, regulations, covenants, conditions, and restrictions. Grantor shall defend, indemnify and hold Beneficiary harmless from and against all liability threatened against or suffered by Beneficiary by reason of a breach by Grantor of the foregoing representations, warranties, covenants and agreements. The foregoing indemnity shall include the cost of all alterations to the Collateral (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees, including on appeal or otherwise) incurred in connection with the Property being in violation of any such laws, ordinances, regulations, covenants, conditions and restrictions. If Beneficiary or its designee shall become the owner of or acquire an interest in or rights to the Collateral by foreclosure or deed in lieu of foreclosure of this Deed of Trust or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Collateral. Notwithstanding the preceding sentence, Grantor shall have no obligation to defend, indemnify or hold Beneficiary harmless from any liability arising from or out of the activities of Beneficiary or its agents with respect to the Collateral on or after the transfer of the Collateral to Beneficiary pursuant to foreclosure proceedings or in lieu thereof.

     10. Impairment of Collateral. Grantor shall not, without Beneficiary's prior written consent, change the general nature of the occupancy of the Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Collateral, or take or permit any action which would impair the Collateral or Beneficiary's lien or security interest in the Collateral.

     11. Inspection of Collateral. Beneficiary and/or its representatives may enter on to and inspect the Collateral (including taking and removing soil, groundwater and other samples) at reasonable times after reasonable notice. If any of the Collateral is in the possession of a third party, Grantor authorizes the third party to permit Beneficiary and/or its representatives to have access to and perform inspections of the Collateral and to respond fully and freely to Beneficiary's and/or its representatives requests for information concerning the Collateral. Grantor agrees that Beneficiary neither has nor undertakes any duty or obligation to examine or inspect the Collateral or any records, books or papers relating thereto. In the event that Beneficiary inspects the Collateral or examines, audits or copies any records, books or papers relating thereto, the Beneficiary will be acting solely for the purposes of protecting the Beneficiary's security and Beneficiary's rights under this Deed of Trust and the other Loan Documents. Neither the Grantor nor any other party is entitled to rely on any inspection or other inquiry by Beneficiary and/or its representatives. Neither Beneficiary nor its representatives owes a duty of care to protect the Grantor or any other party against, or to inform the Grantor or any other party of, any adverse condition that may be observed or discovered as affecting the Collateral or the Grantor's or such third party's business. If Beneficiary and/or its representatives believes it has a duty or obligation to disclose any report or findings made as a result of, or in connection with any inspection of the Collateral, then Beneficiary and/or its representative may make such disclosure. Any failure by Grantor or a third party to permit Beneficiary to exercise its rights herein, following five (5) days written demand from Beneficiary, shall entitle Beneficiary without further notice to Grantor to make ex parte application to the court of applicable jurisdiction where the Collateral Beneficiary seeks to inspect is located for immediate issuance of any order, without bond, granting specific performance of Beneficiary's rights to enter on and inspect the Collateral.

     12. Grantor's Defense of Collateral. Grantor shall appear in and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust.

     13. Beneficiary's Right to Protect Collateral. Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust. Beneficiary may pay, purchase, contest or compromise any encumbrance, charge or lien not listed as an Exception which in its judgment appears to be prior or superior to the lien of this Deed of Trust. If Grantor fails to make any payment or do any act required under the Loan Documents, Beneficiary, without any obligation to do so and without releasing Grantor from any obligations under the Loan Documents, may make the payment or cause the act to be performed in such manner and to such extent as Beneficiary may deem necessary to protect the Collateral. Beneficiary is authorized to enter upon the Property for such purposes. In exercising any of these powers Beneficiary may incur such expenses, in its absolute discretion, it deems necessary.

     14. Hazardous Substances.

     (a) Grantor represents and warrants to Beneficiary, to the best of Grantor's knowledge after due and diligent inquiry, no hazardous or toxic waste or substances are being stored on the Property or any adjacent property nor have any such waste or substances been stored or used in, on, under, over or about the Property or any adjacent property prior to or during Grantor's ownership, possession or control of the Property, other than the use or storage of hazardous or toxic waste or substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property, all of which Grantor covenants have and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable federal, state and local laws, regulations and ordinances. Grantor shall provide written notice to Beneficiary immediately upon Grantor becoming aware that the Property or any adjacent property is being or has been contaminated with hazardous or toxic waste or substances. Grantor will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances. For purposes of this Deed of Trust, the term "hazardous or toxic waste or substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or similar term, and now or hereafter regulated under any applicable federal, state or local statute, regulation, ordinance or requirement, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup.

     (b) Grantor shall comply, at Grantor's expense, with all statutes, regulations and ordinances which apply to Grantor or the Collateral, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction which Grantor is bound by, relating to the use, collection storage, treatment, control, removal or cleanup of hazardous or toxic substances in, on, under, over or about the Property or in, on, under, over or about any adjacent property that becomes contaminated with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property. Beneficiary may, but is not obligated to, enter upon the Property to inspect it for compliance and to take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary; and whether or not Grantor has actual knowledge of the existence of hazardous or toxic substances in, on, under, over or about the Property or any adjacent property as of the date hereof, Grantor shall reimburse Beneficiary on demand for the full amount of all costs and expenses incurred by Beneficiary prior to Beneficiary acquiring title to the Property through foreclosure or deed in lieu of foreclosure, in connection with such compliance activities.

     (c) Grantor's obligations under this Section 14 are unconditional and shall not be limited by a non-recourse or other limitations of liability provided for in this Deed of Trust or any other Loan Document.

     15. Reserve Account.

     (a) Subject to subsection (d) below, if Beneficiary so requires, Grantor shall pay to Beneficiary monthly, together with and in addition to any payments due under the Note, a sum, as estimated by Beneficiary, equal to the ground rents, if any, the real estate taxes and assessments next due on the Property and the premiums next due on insurance policies required under the Loan Documents, less all sums already paid therefor, divided by the number of months to elapse before two (2) months prior to the date when the ground rents, real estate taxes, assessments and insurance premiums will become delinquent. The monthly reserve accounts payments and any other payments due under the Note shall be paid in a single payment and applied by Beneficiary, at its option, in the following order: (1) ground rents, real estate taxes, assessments and insurance premiums, (2) expenditures made pursuant to the Loan Documents and interest thereon, (3) interest on the Note, and (4) principal due on the Note. Grantor shall promptly deliver to Beneficiary all bills and notices pertaining to the ground rents, taxes, assessments and insurance premiums.

     (b) The reserve account is solely for the protection of Beneficiary. Beneficiary shall have no responsibility except to credit properly the sums actually received by it. No interest will be paid on the funds in the reserve account and Beneficiary shall have no obligation to deposit the funds in an interest-bearing account. Upon assignment of this Deed of Trust by Beneficiary, any funds in the reserve account shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each transfer of the Property shall automatically transfer to the grantee all rights of Grantor to any funds in the reserve account.

     (c) If the total of the payments to the reserve exceeds the amount of payments actually made by Beneficiary, plus such amounts as have been reasonably accumulated in the reserve account toward payments to become due, such excess may, at Beneficiary's election, be (1) credited by Beneficiary against sums then due and payable under the Loan Documents, or (2) refunded to Grantor as its name appears on the records of Beneficiary. If, however, the reserve account does not have sufficient funds to make the payments when they become due, Grantor shall pay to Beneficiary the amount necessary to make up the deficiency within fifteen
(15) days after written notice to Grantor. If this Deed of Trust is foreclosed or if Beneficiary otherwise acquires the Collateral, the Beneficiary shall, at the time of commencement of the proceedings or at the time the Collateral is otherwise acquired, apply the remaining funds in the reserve account, less such sums as will become due during the pendency of the proceedings, against the sums due under the Loan Documents and/or to make payments required under the Loan Documents.

     (d) Unless required by the terms of Beneficiary's loan commitment or any other Loan Document, Grantor shall not be required to pay monthly reserve account payments so long as there has been no more than four (4) late payments due under the Note throughout the term of the Loan and there is no other default under the Loan and so long as Grantor remains in ownership of the Collateral, provided receipted bills evidencing the payment of all taxes and/or assessments and insurance premiums are exhibited to Beneficiary within fifteen (15) days after Beneficiary's request therefor. Upon any change in any of these conditions, Beneficiary may, at its option then or thereafter exercised, require the payment of reserves pursuant to this Section 15.

     16. Repayment of Beneficiary's  Expenditures.  Grantor shall pay within ten
(10) days after written notice from Beneficiary all reasonable sums expended by Beneficiary and all costs and expenses incurred by Beneficiary in taking any actions pursuant to the Loan Documents including attorneys' fees (including fees on appeal or otherwise), accountants' fees, appraisal and inspection fees, and the costs for title reports. If any laws or regulations are passed subsequent to the date of this Deed of Trust which require Beneficiary to incur out-of-pocket expenses in order to maintain, modify, extend or foreclose this Deed of Trust, revise the terms of the Loan or consent to an Accelerating Transfer (as defined below), Grantor shall reimburse Beneficiary for such expenses within fifteen
(15) days after written notice from Beneficiary. Expenditures by Beneficiary shall bear interest from the date of such advance or expenditure at the default interest rate in the Note, shall constitute advances made under this Deed of Trust and shall be secured by and have the same priority as the lien of this Deed of Trust. If Grantor fails to pay any such expenditures, costs and expenses and interest thereon, Beneficiary may, at its option, without foreclosing the lien of this Deed of Trust, commence an independent action against Grantor for the recovery of the expenditures and/or advance any undisbursed Loan proceeds to pay the expenditures.

     17. Accelerating Transfers.

     (a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, transfer of full possessory rights, or other transfer of all or any material part of the Collateral or any interest in it, whether voluntary, involuntary, by operation of law or otherwise and whether or not for record or for consideration. If Grantor is a corporation, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggregate, more than fifty percent (50%) of the voting power. If Grantor is a partnership, "Accelerating Transfer" also means withdrawal or removal of any general partner, dissolution of the partnership under Oregon law, or any transfer or any transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests. If Grantor is a limited liability company or other form of limited liability entity, "Accelerating Transfer" also means any transfer or transfers of membership or management units, shares or other forms of interest in such entity, possessing, in the aggregate, more than fifty (50%) of the voting power. If Grantor is the majority owner of a business, either through ownership of shares of a corporation or interest in a partnership, limited liability company or other entity, which occupies seventy-five percent (75%) or more of the improvements on the Property, "Accelerating Transfer" also means any sale, contract to sell, or other transfer of the business or substantial assets of the business, other than in the ordinary course, or the failure of the business to continue to occupy the Property.

     (b) Grantor acknowledges Beneficiary is taking actions in reliance on the expertise, skill, experience and reliability of Grantor, and the obligations secured hereby include material elements similar in nature to a personal service contract or ownership interest. In consideration of Beneficiary's reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer without Beneficiary's prior written consent, which Beneficiary may withhold in its sole discretion. If Beneficiary consents, it may charge the Grantor a fee as consideration for such consent and condition its consent on such changes to the terms and conditions of the Note and other Loan Documents as Beneficiary may require, including without limitation increasing the interest rate on the Note. Grantor shall pay Beneficiary's actual costs incurred in making its decision to consent to an Accelerating Transfer, including but not limited to the cost of credit reports, an updated appraisal of the Property, an updated environmental assessment and documentation. If any Accelerating Transfer occurs without Beneficiary's prior written consent, Beneficiary in its sole discretion may declare an immediate default and all sums secured by this Deed of Trust to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided herein. This provision shall apply to each and every Accelerating Transfer regardless of whether or not Beneficiary has consented or waived its rights, whether by action or nonaction, in connection with any previous Accelerating Transfer(s).

     (c) If all or any part of this Section 17 relevant to a particular Accelerating Transfer is unenforceable according to the law in effect at the time of the Accelerating Transfer, then Grantor shall reimburse Beneficiary for its actual reasonable costs incurred in processing the Accelerating Transfer on its records, including but not limited to the cost of modifications of Loan Documents, an appraisal, and obtaining relevant credit and financial information.

     18. Release of Parties or Collateral. Without affecting the obligations of any party under the Loan Documents and without affecting the lien of this Deed of Trust and Beneficiary's security interest in the Collateral, Beneficiary and/or Trustee may, without notice (a) release all or any Grantor and/or any other party now or hereafter liable for any of the Secured Obligations (including guarantors), (b) release all or any part of the Collateral, (c) subordinate the lien of this Deed of Trust or Beneficiary's security interest in the Collateral, (d) take and/or release any other security for or guarantees of the Secured Obligations, (e) grant an extension of time for performance of the Secured Obligations, (f) modify, waive, forbear, delay or fail to enforce any of the Secured Obligations, (g) sell or otherwise realize on any other security or guaranty prior to, contemporaneously with or subsequent to a sale of all or any part of the Collateral, (h) make advances pursuant to the Loan Documents including advances in excess of the Note amount, (i) consent to the making of any map or plat of the Property, and (j) join in the grant of any easement on the Property. Any subordinate lienholder shall be subject to all such releases, extensions or modifications without notice to or consent from the subordinate lienholder. Grantor shall pay any Trustee's, attorneys', title insurance, recording, inspection or other fees or expenses incurred in connection with release of Collateral, the making of a map, plat or the grant of an easement.

                                   ARTICLE IV

     1. Insurance.

     (a) Grantor shall maintain such insurance on the Collateral as may be required from time to time by Beneficiary, with premiums prepaid, providing replacement cost coverage and insuring against loss by fire and such other risks covered by extended coverage insurance, and such other perils and risks as Beneficiary may require from time to time, including earthquake, loss of rents and business interruption. Grantor also shall maintain comprehensive general public liability insurance and if the Property is located in a designated flood hazard area, flood insurance. All insurance shall be with companies satisfactory to Beneficiary and in such amounts and with such coverages as Beneficiary may require from time to time, with lender's loss payable clauses in favor of and in form satisfactory to Beneficiary. At least thirty (30) days prior to the expiration of the term of any insurance policy, Grantor shall furnish Beneficiary with written evidence of renewal or issuance of a satisfactory replacement policy. If requested Grantor shall deliver copies of all policies to Beneficiary. Each policy of insurance shall provide Beneficiary with no less than thirty (30) days prior written notice of any cancellation, expiration, non-renewal or modification.

     (b) In the event of foreclosure of this Deed of Trust all interest of Grantor in any insurance policies pertaining to the Collateral and in any claims against the policies and in any proceeds due under the policies shall pass to Beneficiary.

     (c) If under the terms of any Lease the lessee is required to maintain insurance of the type required by the Loan Documents and if the insurance is maintained for the benefit of both the lessor and Beneficiary, Beneficiary will accept such policies provided all of the requirements of Beneficiary and the Loan Documents are met. In the event the lessee fails to maintain such insurance, Grantor shall promptly obtain such policies as are required by the Loan Documents.

     (d) If Grantor fails to maintain any insurance required of it by Beneficiary, or fails to pay any premiums with respect to such insurance, Beneficiary may obtain such replacement insurance as it deems necessary or desirable, or pay the necessary premium on behalf of Grantor, and any sums expended by Beneficiary in so doing shall be added to the principal balance of the Note and bear interest at the default interest rate set forth in the Note.

     2. Damages and Condemnation and Insurance Proceeds.

     (a) Grantor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment: (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Collateral or any interest in it; (ii) all other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Collateral, or for damage or injury to or decrease in value of all or part of the Collateral or any interest in it; (iii) at Beneficiary's election, all proceeds of any insurance policies payable because of loss sustained to all or part of the Collateral; and (iv) all interest which may accrue on any of the foregoing.

     (b) Grantor shall immediately notify Beneficiary in writing if: (i) any damage occurs or any injury or loss is sustained in the amount of $25,000 or more to all or part of the Collateral, or any action or proceeding relating to any such damage, injury or loss is commenced; or (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Collateral. If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Collateral, and it may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Collateral, and may join Grantor in adjusting any loss covered by insurance.

     (c) All proceeds of these assigned claims, other property and rights which Grantor may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees, on appeal or otherwise.

     (d) If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Grantor to use the balance of the proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Collateral in the manner described below: (i) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Collateral will be at least as valuable as it was immediately before the damage or condemnation occurred; (iii) the Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Note until the repair or reconstruction is complete; or Grantor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Grantor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; (iv) Beneficiary must receive evidence satisfactory to it that all Leases which it may find acceptable will continue after the repair or reconstruction is complete; (v) Beneficiary has received evidence satisfactory to it, that reconstruction and/or repair can be completed at least three (3) months prior to the date the Note secured by this Deed of Trust is due and payable; and (vi) no default under any of the Loan Documents shall have occurred and be continuing. If the foregoing conditions are met to Beneficiary's satisfaction, Beneficiary shall hold the Net Claims Proceeds and any funds which Grantor is required to provide and shall disburse them to Grantor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay some or all of the Note.

                                    ARTICLE V

     1. Default-Remedies.

     (a) Grantor will be in default under this Deed of Trust if (i) Grantor fails to make any payment when due under the Note, this Deed of Trust or any other Loan Document; (ii) there is a default under, a breach of, or failure to perform any other covenant, agreement or obligation to be performed under this Deed of Trust or any other Loan Document or under any guaranty of all or any part of the Secured Obligations; (iii) any representation or warranty contained in this Deed of Trust or any other Loan Document, or any financial information furnished by Grantor or its agents to Beneficiary in connection with the Loan, proves to be false or misleading in any material respect or Grantor's representations regarding the "year 2000 problem" shall cease to be true, whether or not true when made, and as a result the Beneficiary reasonably believes that Grantor's financial condition or its ability to pay its debts as they become due will thereby be materially impaired; (iv) Grantor defaults under any lease or other contract or agreement relating to the Collateral, and such default is not cured within the applicable cure period, if any; (v) Grantor is in default with respect to any other loan from Beneficiary to Grantor or Grantor defaults under any other Loan Document; (vi) Grantor or any guarantor of the Loan fails to pay his, her or its debts generally as they become due, or files a petition or action for relief under any bankruptcy, reorganization or insolvency laws or makes an assignment for the benefit of creditor; and (vii) an involuntary petition is filed against Grantor or any guarantor of the Loan under any bankruptcy, reorganization or other insolvency laws, or a custodian, receiver or trustee is appointed to take possession, custody or control of the Collateral or any other properties of Grantor, or the assets of any guarantor of the Loan, and such petition or appointment is not set aside, withdrawn or dismissed within fifteen (15) days from the date of filing or appointment. Notwithstanding anything contained herein to the contrary, Beneficiary shall not exercise its default remedies provided herein and in the Loan Documents because of a default pursuant to subsection (ii) through (vii) herein (excepting the filing of a petition or action by Grantor seeking relief under any bankruptcy, reorganization or insolvency laws), unless such default is not cured within fifteen (15) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor. If a bankruptcy petition or action is filed with respect to the Grantor or Grantor defaults pursuant to subsection (i) herein, the entire debt outstanding under the Note shall automatically become due and payable.

     (b) In the event of a default Beneficiary may declare the Secured Obligations, including the Loan and all other indebtedness evidenced by the Note or any other Loan Document, immediately due and payable after notice as set forth in Section 2 below, and/or exercise its rights and remedies under the Loan Documents and applicable law including foreclosure of this Deed of Trust judicially as a mortgage or non-judicially pursuant to the power of sale. Beneficiary's exercise of any of its rights and remedies shall not constitute a waiver or cure of a default. Beneficiary's failure to enforce any default shall not constitute a waiver of the default or any subsequent default. In the event of foreclosure, the cost of the title premium for the trustee's sale guarantee (or equivalent title policy or report) shall be paid for by Grantor. If the Loan Documents are referred to an attorney for enforcement or preservation of Beneficiary's rights or remedies, whether or not suit is filed or any proceedings are commenced, Grantor shall pay all Beneficiary's costs and expenses including Trustee's and attorneys' fees (including attorneys' fees for any appeal, bankruptcy proceeding or any other proceeding), accountants' fees, appraisal and inspection fees and cost of title report.

     2. Notice and Opportunity to Cure. Notwithstanding any other provision of this Deed of Trust, Beneficiary shall not accelerate the maturity of one or more of the Secured Obligations (a) because of a monetary default (defined below) by Grantor unless Grantor fails to cure the default within ten (10) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor, or (b) because of a nonmonetary default (defined below) by Grantor unless Grantor fails to cure the default within thirty (30) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor. For purposes of this Deed of Trust, the term "monetary default" means a failure by Grantor to make any payment required of it pursuant to the Note or any other Loan Document, and the term "nonmonetary default" means a failure by Grantor or any other person or entity to perform any obligation contained in the Note or any other Loan Document, other than the obligation to make payments provided for in the Note or any other Loan Document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Grantor has commenced action to cure within the thirty (30) day cure period, and in Beneficiary's opinion, Grantor is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate Beneficiary to forebear in any other manner from exercising its remedies and Beneficiary may pursue any other rights or remedies which Beneficiary may have because of a default.

     3. Cumulative Remedies. To the fullest extent allowed by law, all Beneficiary's and Trustee's rights and remedies specified in the Loan Documents (including this Deed of Trust) are cumulative, not mutually exclusive and not in substitution for any rights or remedies available at law or in equity. Without waiving its rights in the Collateral, Beneficiary may proceed against Grantor or may proceed against any other security or guaranty for the Secured Obligations, in such order and manner as Beneficiary may elect. The commencement of proceedings to enforce a particular remedy shall not preclude the discontinuance of the proceedings and the commencement of proceedings to enforce a different remedy.

     4. Entry. After a default, Beneficiary, in person, by agent or by court appointed receiver, may enter, take possession of, manage and operate all or any part of the Collateral, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this Deed of Trust, including taking and possessing all of Grantor's or the then owner's books and records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Grantor; completing any unfinished construction; and/or contracting for and making repairs and alterations. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures. Although the foregoing power of attorney is effective immediately, Beneficiary shall not exercise the power until the occurrence of a default.

     5. Appointment of Receiver. In the event of a default, Grantor consents to, and Beneficiary, to the fullest extent permitted by applicable law, shall be entitled, without notice, bond or regard to the adequacy of the Collateral, to the appointment of a receiver for the Collateral. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by a receiver, all the rights and powers granted to Beneficiary by the Loan Documents. The receiver shall be entitled to receive a reasonable fee for management of the Property. If Grantor is an occupant of the Property, Beneficiary has the right to require Grantor to pay rent at fair market rates and the right to remove Grantor from Property if Grantor fails to pay rent.

     6. Sale of Property After Default. Following a default and the foreclosure of this Deed of Trust, either judicially or non-judicially, the Collateral may be sold separately or as a whole, at the option of Beneficiary. In the event of a trustee's sale, Grantor, and the holder of any subordinate liens or security interest with actual or constructive notice hereof, waive any equitable, statutory or other right they may have to require marshaling of assets in connection with the exercises of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Collateral will be sold in the event of any sale under this Deed of Trust or foreclosure in the inverse order of alienation.

     7. Foreclosure of Lessee's Rights-Subordination. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any lessees of the Property. Beneficiary's failure to foreclose against any lessee shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

     8. Repairs During Redemption. In the event of a judicial foreclosure the purchaser during any redemption period may make such repairs and alterations to the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring of the Property. Any sums so paid, together with interest from the date of the expenditure at the rate provided in the judgment, shall be added to the amount required to be paid for redemption of the Property.

                                   ARTICLE VI

     1. Additional Security Documents. Grantor shall within fifteen (15) days after request by Beneficiary execute and deliver any financing statement, renewal, affidavit, certificate, continuation statement, or other document Beneficiary may request in order to perfect, preserve, continue, extend, or maintain security interests or liens granted herein to Beneficiary and the priority of such security interests or liens. Grantor shall pay all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing, and refiling of any such document.

     2. Reconveyance After Payment. Upon written request of Beneficiary stating that all obligations secured by this Deed of Trust have been paid, Trustee shall reconvey, without warranty, the Collateral then subject to the lien of this Deed of Trust. Grantor shall pay any costs, trustee's fees and recording fees incurred in so reconveying the Property.

     3. Nonwaiver of Terms and Conditions. Time is of the essence with respect to performance of the obligations under the Loan Documents. Beneficiary's failure to require prompt enforcement of any such obligation shall not constitute a waiver of the obligation or any subsequent required performance of the obligation. No term or condition of this Deed of Trust or any other Loan Documents may be waived, modified or amended except by a written agreement signed by Grantor and Beneficiary. Any waiver of any term or condition of the Loan Documents shall apply only to the time and occasion specified in the waiver and shall not constitute a waiver of the term or condition at any subsequent time or occasion.

     4. Waivers by Grantor. Without affecting any of Grantor's obligations under the Loan Documents, Grantor waives the following: (a) any right to require Beneficiary to proceed against any specific party liable for sums due under the Loan Documents or to proceed against or exhaust any specific security for sums due under the Loan Documents; (b) notice of new or additional indebtedness of any Grantor or any other party liable for sums due under the Loan Documents to Beneficiary; (c) any defense arising out of Beneficiary entering into additional financing or other arrangements with any Grantor or any other party liable for sums due under the Loan Documents and any action taken by Beneficiary in connection with any such financing or other arrangements or any pending financing or other arrangements; (d) any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of Beneficiary against any Grantor or any other party liable for sums due under the Loan Documents or any Collateral; and (e) any obligation of Beneficiary to see to the proper use and application of any proceeds advanced pursuant to the Loan Documents.

     5. Right of Subrogation. Beneficiary is subrogated to the rights, whether legal or equitable, of all beneficiaries, mortgagees, lienholders and owners directly or indirectly paid off or satisfied in whole or in part by any proceeds advanced by Beneficiary under the Loan Documents, regardless of whether such parties assigned or released of record their rights or liens upon payment.

     6. Joint and Several Liability. If there is more than one Grantor of this Deed of Trust, their obligations shall be joint and several.

     7. Statement of Amount Owing. Grantor within fifteen (15) days after request by Beneficiary will furnish Beneficiary a written statement of the amount due under the Loan Documents, any offsets or defenses against the amount claimed by Grantor, and such other factual matters as Beneficiary may reasonably request.

     8. Books and Records; Financial Statements. Grantor will keep and maintain, at Grantor's address stated above, or such other place as Beneficiary may approve in writing, accurate books and records of the operations of Grantor and of the Property, and copies of all leases, contracts, agreements and other documents which affect the operation of the Property, subject to examination and copying at any reasonable time by Beneficiary. Grantor shall deliver to Beneficiary, for Grantor's parent, Advanced Machine Vision Corporation, (a) within 120 days of each fiscal year end (or within 20 days of Beneficiary's request therefor if Grantor is in default) annual CPA-audited consolidated financial statements, including a year-end balance sheet and profit and loss statement, (b) within 45 days of each fiscal quarter end (or within 20 days of Beneficiary's request therefor if Grantor is in default) quarterly internally-prepared financial statements, and (c) within 30 days of filing same, a copy of the most recent federal income tax return and related schedules, in each case certified in a manner acceptable to Beneficiary as true and correct. In addition to the foregoing, in the event the Property or any portion thereof is leased or rented, within 120 days of each fiscal year end (or within 20 days of Beneficiary's request therefor if Grantor is in default) Grantor shall provide to Beneficiary a current statement of income and expenses for the Property, a statement of changes in financial position with respect to the Property for the prior year, and a current rent roll for the Property showing the name and mailing address of each tenant, the space occupied, lease commencement and expiration dates including a description of any extension or renewal rights, the current monthly rent and the date to which rent has been paid, the date on which the rent will next change and the amount, any deposit, prepaid rent or other sum paid by the tenant including the amount and the place where held, and describing any right which a tenant may have or may claim to reduce, offset, abate or withhold any rent or other sum payable under the lease with tenant. Grantor has conducted a comprehensive review and assessment of Grantor's computer applications and made inquiry of Grantor's key suppliers, vendors, and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and based on that review and inquiry, Grantor does not believe the year 2000 problem will result in a material adverse change in Grantor's business condition (financial or otherwise), operations, properties, or prospects, or ability to repay the Secured Obligations. If any change occurs in the basis for Grantor's belief in this regard, Grantor will give Beneficiary notice of such change.

     9. Appraisals. In the event of a default Beneficiary may obtain a current regulatory conforming appraisal of the Collateral. In addition, appraisals may be commissioned by Beneficiary when required by laws and regulations which govern Beneficiary's lending practices. The cost of all such appraisals (and related internal review fees and costs) will be paid by Grantor within fifteen
(15) days after request by Beneficiary.

     10. Evasion of Prepayment Fee. If Grantor is in default, whether Beneficiary has accelerated the maturity of the indebtedness or not, any tender of payment sufficient to satisfy all sums due under the Loan Documents made at any time prior to foreclosure sale shall constitute an evasion of the prepayment terms of the Note, if any, and shall be deemed a voluntary prepayment. Any such payment, to the extent permitted by law, shall include the additional payment required under the prepayment fee provision in the Note, if any, or if at that time prepayment is not permitted, then such payment, to the extent permitted by law, will include an additional payment of five percent (5%) of the then principal balance.

     11. Payment of New Taxes. If any federal, state or local law is passed subsequent to the date of this Deed of Trust which requires Beneficiary to pay any tax because of this Deed of Trust or the sums due under the Loan Documents (excluding income taxes), then Grantor shall pay to Beneficiary on demand any such taxes if it is lawful for Grantor to pay them, or, in the alternative Grantor may repay all sums due under the Loan Documents plus any prepayment fee within thirty (30) days of such demand. If it is not lawful for Grantor to pay such taxes, then at its option Beneficiary may declare a default under the Loan Documents.

     12. In-House Counsel Fees. Whenever Grantor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys' fees, including on appeal or otherwise, those fees shall include the allocated reasonable costs for services of in- house counsel.

     13. Notices. Any notice given by Grantor, Trustee or Beneficiary shall be in writing and shall be effective (1) on personal delivery to the party receiving the notice or (2) on the third day after deposit in the United States mail, postage prepaid with return receipt requested, addressed to the party at the address set forth above (or such other address as a party may specify by written notice given pursuant to this paragraph), or with respect to the Grantor, to the address at which Beneficiary customarily or last communicated with Grantor.

     14. Controlling Document. In the event of a conflict or inconsistency between the terms and conditions of this Deed of Trust and the terms and conditions of any other of the Loan Documents (except for any separate assignment of the Rents and/or the Leases and any loan agreement which shall prevail over this Deed of Trust), the terms and conditions of this Deed of Trust shall prevail.

     15. Invalidity of Terms and Conditions. If any term or condition of this Deed of Trust is found to be invalid, the invalidity shall not affect any other term or condition of the Deed of Trust and the Deed of Trust shall be construed as if not containing the invalid term or condition.

     16. Legislation Affecting Beneficiary's Rights. If enactment or expiration of applicable laws has the effect of rendering any material provision of the Note or this Deed of Trust unenforceable according to its terms, Beneficiary, at its option, may require immediate payment in full of all sums secured by this Deed of Trust and may invoke any remedies permitted herein.

     17. Cross-Default. A default under this Deed of Trust will constitute a default under any and all documents (the "Other Loan Documents") relating to, evidencing or securing (a) any and all loans by Beneficiary to Grantor and (b) the revolving line of credit loan in the sum of $2,000,000.00 (Loan No. 0041962870) by Beneficiary to Advanced Machine Vision Corporation, a California corporation ("AMVC") (the "Other Loan") secured by property owned by Advanced Machine Vision Corporation, a California corporation. Any default under the Other Loan Documents will constitute a default under this Deed of Trust. Any default under this Deed of Trust will give rise to any and all of Beneficiary's rights and remedies hereunder and/or under the Other Loan Documents. A default under any of the Other Loan Documents shall give rise to any and all of Beneficiary's rights under such loan document, the Other Loan Documents, and/or this Deed of Trust.

     18. Cross-Collateralization. Grantor agrees that the Property secured by this Deed of Trust will constitute collateral under the Other Loan Documents, as if said property was encumbered as collateral for the Other Loan transactions. Grantor further agrees that the property which serves as collateral under the Other Loan Documents shall constitute collateral for this loan as if said property was encumbered as collateral for this Loan transaction. Thus, the collateral for the Other Loan secures the loan evidenced and secured by this Deed of Trust and the Property securing this Deed of Trust shall also secure the Other Loan.

     19. Acknowledgment and Waiver. Grantor represents and warrants to Beneficiary that although the maker of the Other Loan is not the same entity as Grantor, Grantor is a wholly-owned subsidiary of AMVC. AMVC is a guarantor of this Loan and the Grantor of the Other Loan. Grantor acknowledges and agrees that at Grantor's request and solely as an accommodation to Grantor, Beneficiary has agreed that the borrower for the Other Loan may be a separate entity, so long as Grantor remains a wholly-owned subsidiary of AMVC. Grantor hereby waives any and all claims or defenses it may have to the cross-defaulting and cross-collateralization of this Loan and the Other Loan based on the fact that Grantor and the maker for the Other Loan are separate entities. Grantor acknowledges that it has received actual and sufficient consideration in exchange for the cross-defaulting and cross-collateralization of this Loan to the Other Loan.

     20. Rules of Construction. This Deed of Trust shall be construed so that, whenever applicable, the use of the singular shall include the plural, the use of the plural shall include the singular, and the use of any gender shall be applicable to all genders and shall include corporations, limited liability companies, partnerships and limited partnerships. This Deed of Trust inures to the benefit of, and binds all parties named herein and their successors and assigns. The headings to the various sections have been inserted for convenience of reference only and shall not be used to construe this Deed of Trust.

     21. Applicable Law. This Deed of Trust and remaining Loan Documents shall be governed by and construed in accordance with the laws of the State of Oregon.

     22. ORS 41.580 Disclosure. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS BY BENEFICIARY AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES, OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY TO BE ENFORCEABLE.

     23. ORS 93.040 Warning. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

                                     WARNING

          UNLESS YOU  PROVIDE US WITH  EVIDENCE  OF THE  INSURANCE  COVERAGE  AS
     REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

          YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

          THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.


GRANTOR


SRC VISION, INC., an Oregon corporation



By:  /s/ Alan R. Steel
---------------------------------------
 ALAN R. STEEL, Chief Financial Officer




                      [NOTARY ACKNOWLEDGMENT ON NEXT PAGE.]

STATE OF OREGON                             )
                                            )  ss.
COUNTY OF                                   )

     This instrument was acknowledged before me on , 1998, by ALAN R. STEEL as Chief Financial Officer of SRC VISION, INC., an Oregon corporation.



                            ________________________
                            Notary Public for Oregon
                            My Commission Expires:_________________

                                    EXHIBIT A

EXHIBIT ATTACHED TO AND FORMING A PART OF COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS DATED APRIL 24, 1998, AMONG SRC VISION, INC., AN OREGON CORPORATION, AS GRANTOR, JOSEPHINE-CRATER TITLE COMPANIES, INC., AN OREGON CORPORATION, AS TRUSTEE, AND BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, AS BENEFICIARY.

--------------------------------------------------------------------------------

LEGAL DESCRIPTION:

         TRACT A:
         Lot 2 of KING CENTER SUBDIVISION, UNIT NO. 1, to the City of Medford, Jackson County, Oregon, according to the Official Plat thereof, now of record.

         TRACT B:
         The East Half of Lot 3 in KING CENTER SUBDIVISION UNIT NO. 1, to the City of Medford, Jackson County, Oregon, according to the Official Plat thereof, now of record.

Bank of America                                          Standing Loan Agreement
--------------------------------------------------------------------------------

This Loan Agreement dated as of April 24, 1998, is between SRC VISION, INC., an Oregon corporation ("Borrower") and Bank of America National Trust & Savings Association ("Bank").

I.  LOAN TERMS

1.1  Amount and Purpose
Bank shall make a loan to Borrower in the principal amount of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00) (the "Loan") to be used for the following purpose: Real estate investment. The Loan will be evidenced by a promissory note (the "Note") payable to Bank in the original principal amount of the Loan secured by a Commercial Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents ("Deed of Trust") covering certain real property commonly known as 2067 Commerce Drive, Medford, Oregon 97504 (the "Property"). Advanced Machine Vision Corporation, a California corporation and Ventek, Inc., an Oregon corporation (collectively, "Guarantors") will guaranty (the "Guaranties") Borrower's obligations to Bank. This Agreement, the Note, the Deed of Trust, the Guaranties, and all other documents evidencing, securing or otherwise pertaining to the Loan will be referred to as the "Loan Documents."

1.2  Documentation
At the closing of this transaction, Borrower will deliver the following documents and other items, executed and acknowledge as appropriate, all in form and substance satisfactory to Bank:

(a)  This Loan Agreement;

(b)  The Promissory Note;

(c) The Commercial Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents;

(d)  A UCC-1 Financing Statement;

(e)  The Guaranties;

(f)  Certificate and Indemnity Agreement;

(g) An ALTA extended coverage title insurance policy insuring Bank that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other matters as Bank has approved in writing;

(h) If the Deed of Trust is to be junior to any other lien or deed of trust on the Property, a Beneficiary's Statement from the holder of such prior lien or deed of trust;

(i) Evidence of the casualty and other insurance coverage required under this Agreement;

(j) If Borrower is anything other than a natural person, evidence of Borrower's due formation and good standing, as well as due authorization and execution of the Loan Documents;

(k) If applicable, Subordination Agreements from tenants leasing space in the Property;

(l)  A loan fee in the amount of $15,000.00; and

(m)  Such other documents and assurances as Bank may require.

II. COVENANTS OF THE BORROWER

Borrower promises to keep each of the following covenants:

2.1  Compliance with Law
Borrower shall comply with all existing and future laws, regulations, orders, and requirements applicable to the Property and to Borrower's business.

2.2  Site Visits
     (a) Borrower shall allow Bank access to the Property at any reasonable time for the purposes of performing an appraisal, inspecting the Property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Article IV. Borrower shall also allow Bank to examine, copy and audit its books and records.

     (b) Bank is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. Bank owes no duty of care to protect Borrower or any other person against, or to inform Borrower or any other person of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property.

2.3  Insurance
Borrower shall provide and maintain in force at all times all risk property damage insurance on the Property; Comprehensive General Liability coverage, including an additional insured endorsement in favor of Bank, written on an occurrence basis, not claims made; and such other type of insurance on the Property or Borrower as may be required by Bank in its reasonable judgment. At Bank request, Borrower shall provide Bank with a counterpart original of any policy, together with a certificate of insurance setting forth the coverage, the limits of liability, the carrier, the policy number and the expiration date. Each such policy of insurance shall be in an amount, for a term, and in form and content satisfactory to Bank, and shall be written only by companies approved by Bank. In addition, each policy of hazard insurance shall include a Form 438BFU or equivalent loss payable endorsement in favor of Bank.

2.4  Payment of Expenses
Borrower shall pay all costs and expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Bank's rights or remedies under this Agreement. Such costs and expenses include title insurance, recording and escrow charges, fees for appraisal, legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. Borrower acknowledges that the Loan fee does not include amounts payable by Borrower under this section.

2.5  Financial and Other Information
On request, Borrower shall promptly provide Bank with such financial or other information concerning its and each Guarantor's affairs and properties as Bank may request.

2.6  Notices
Borrower shall promptly notify Bank in writing of:

     (a) any litigation affecting Borrower, any Guarantor or the Property, and, if Borrower or Guarantor is a partnership, any general partner of Borrower or Guarantor where the amount claimed is One Million Dollars ($1,000,000) or more;

     (b) any notice that the Property or Borrower's business fails in any respect to comply with any applicable law, regulation or court order; and

     (c) any material adverse change in the physical condition of the Property of Borrower's or any Guarantor's financial condition or operations or other circumstance that adversely affects Borrower's intended use of the Property or Borrower's ability to repay the Loan.

2.7  Indemnity
Borrower agrees to indemnify and hold Bank harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from the ownership, operation, or use of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise.
Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 2.7 shall not be secured by the Deed of Trust, and shall survive the termination of this Agreement and the repayment of the Loan or foreclosure of the Deed of Trust.

2.8  Business Operation
Without Bank's prior written consent, Borrower shall not:

(a) engage in any business activities substantially different from Borrower's present business;

(b)  liquidate or dissolve Borrower's business;

(c) lease or dispose of all or a substantial part of Borrower's business or Borrower's assets;

(d)  sell or dispose any assets for less than fair market price;

(e) enter into any sale or leaseback agreement covering a substantial portion of its fixed or capital assets;

(f) enter into any consolidation, merger, pool, joint venture, syndicate or other combination; or

(g) Acquire or purchase a business or its assets in excess of $2,000,000.00 in any fiscal year.

2.9  Performance of Acts
Upon request by Bank, Borrower shall perform all acts which may be necessary or advisable to perfect any lien or security interest provided for in this Agreement or to carry out the intent of this Agreement.

 2.11  Further Encumbrances
Borrower acknowledges that Bank has relied upon the Property not being subject to additional liens or encumbrances for reasons which include, but are not limited to, the possibility of competing claims or the promotion of plans disadvantageous to Bank in bankruptcy; the risks to Bank in a junior lienholder's bankruptcy; questions which involve the priority of future advances, the priority of future leases of the Property, the marshaling of Borrower's assets, and Bank's rights to determine the application of condemnation awards and insurance proceeds; the impairment of Bank's option to accept a deed in lieu of foreclosure; and Bank's requirements concerning Borrower's preservation of its equity in the Property and the absence of debt which could increase the likelihood of Borrower's inability to perform its obligations when due. Therefore, as a principal inducement to Bank to make the Loan and with the knowledge that Bank will materially rely upon this section in so doing. Borrower covenants not to voluntarily or involuntarily encumber the Property or any part thereof. Without limiting the generality of the foregoing and irrespective of the priority thereof, no mortgages, deeds of trust or other forms of security interests shall encumber any real or personal property which is the subject of any lien or security interest granted to Bank as security for the Note. Encumbrances and hypothecations of stock or partnership interests in Borrower or any successor of Borrower, sale lease-backs, transfers by leases with purchase options, and conveyances by real estate contract shall each be deemed an encumbrance for the purposes of this Section.

III. USE OF THE PROPERTY; LEASING

3.1  Use of the Property
Unless required by applicable law or unless Bank has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Loan Agreement was executed. Borrower shall not initiate or acquiesce in a change in the zoning or land use classification of the Property without Bank's prior written consent.

3.2  Leasing
At Bank's request, Borrower shall provide Bank copies of all lease agreements and the Bank reserves the right to approve the Borrower's form of lease. Borrower shall not materially deviate from the Bank's approved form of lease or from a current Bank approved schedule of rents, without Bank's prior written consent. If Borrower leases any portion of the Property to third parties, all such leases shall be with bona fide third party tenants financially capable of performing their obligations under the lease and shall reflect arm's-length transactions at the then current market rate for comparable space.

3.3  Delivery of Leasing Information and Documents
Borrower shall promptly deliver to Bank such monthly rent rolls, leasing schedules and reports, operating statements or other leasing information as Bank from time to time may request. In addition, Borrower shall promptly obtain and deliver to Bank such estoppel certificates and subordination and attornment agreements from tenants as Bank from time to time may require.

IV.  HAZARDOUS SUBSTANCES

The provisions of this Article IV shall survive termination of this Agreement and repayment of the Loan, and shall also survive as unsecured obligations after any acquisition by Bank of the Property or any part of it by foreclosure or any other means.

4.1  Definition of Hazardous Substance
For purposes of this Agreement, a "Hazardous Substance" is defined to mean any substance, material or waste, including petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as being "toxic", "hazardous", a "pollutant" or similar designation under any federal, state or local law, regulation or ordinance.

4.2  Indemnity Regarding Hazardous Substances
Borrower agrees to indemnify and hold Bank harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including attorney's fees) or loss directly or indirectly arising out of or resulting from the presence of any Hazardous Substance in or around any part of the Property, or in the soil or groundwater under the Property, including expenses incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, including any resulting damages or injuries to the person or property of any third persons or to any natural resources.

4.3  Representation and Warranty
Before signing this Agreement, Borrower researched and inquired into the previous uses and ownership of the Property. Based on that due diligence, Borrower represents and warrants that, to the best of its knowledge, no Hazardous Substance has been disposed of, released onto or otherwise exists in, on, or under the Property, except as Borrower has disclosed to Bank in writing.

4.4  Compliance with Law; Notices
Borrower has complied, and shall comply and cause all occupants of the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances as well as the recommendations of any qualified environmental engineer or other expert.

Borrower shall promptly notify Bank if it knows or suspects there may be any Hazardous Substance in or around the Property, or in the soil or groundwater under the Property, or if any action or investigation by any governmental agency or third party pertaining to Hazardous Substances is pending or threatened.

V. REPRESENTATIONS AND WARRANTIES

Borrower promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement and will be true as of the date of any request for disbursement of Loan proceeds.

5.1  Authority
Borrower is authorized to execute, deliver and perform its obligations under each of the Loan Documents.

5.2 No Violation
Neither Borrower nor the Property is in violation of any law, regulation or ordinance, any order of any court or governmental entity, or any covenant or agreement affecting Borrower or the Property. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Property except for those previously disclosed by Borrower to Bank in writing.

5.3  Financial Information
All financial information which has been and will be delivered to Bank, including all information relating to the financial condition of Borrower or any of its partners or joint venturers, any Guarantor, or the Property, fairly and accurately represents the financial condition being reported on. All such information was prepared in accordance with accounting principles consistently applied, acceptable to Bank. There has been no material adverse change in any financial condition reported at any time to Bank.

5.4  Borrower Not a "Foreign Person"
Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

VI.  DEFAULT AND REMEDIES

6.1  Events of Default
Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default:" any one singly, an "Event of Default"):

(a) Borrower fails to make any payment of principal or interest under the Note within ten (10) days after the date demanded; or

(b) Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not either cure that failure within thirty (30) days after written notice from Bank, or if the default cannot be cured in thirty (30) days, within ninety (90); or

(c) An assignment for the benefit of creditors is made by, or any bankruptcy, reorganization, receivership, moratorium or other debtor-relief proceedings are commenced by or against, Borrower or any Guarantor; or

(d) Borrower or any Guarantor becomes insolvent, dissolves or liquidates, or any of these events happens to Borrower's or any Guarantor's managing general partner or shareholder; or

(e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

(f) Any Guarantor revokes its Guaranty or any Guaranty becomes ineffective for any reason; or

(g)  Under any of the Loan Documents, an event of default occurs; or

(h) Borrower and Guarantor fail to meet the conditions of, or fail to perform any obligation under, any other agreement Borrower or Guarantor has with Bank or any affiliate of Bank; or

(i) There is a material adverse change in Borrower's or any Guarantor's financial condition, or event or condition that materially impairs Borrower's intended use of the Property or Borrower's ability to repay the Loan.

6.2  Remedies
If an Event of Default occurs under this Agreement,

     (a) Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. Bank's obligation to lend shall automatically terminate, and Bank in its sole discretion may withhold any one or more disbursements. Bank may also withhold any one or more disbursements after an event occurs that with notice or the passage of time could become an Event of Default, if Bank in its reasonable judgment determines that the event is a default, breach or failure of a nature which is not susceptible of cure. Notwithstanding anything contained herein to the contrary, Bank shall not exercise its default remedies provided herein and in the Loan Documents because of a default pursuant to paragraph 6.1 (b) through
(i) (excepting the filing of a petition or action by Borrower seeking relief under any bankruptcy, reorganization or insolvency laws), unless such default is not cured within fifteen (15) days of the date on which Bank mails or delivers written notice of the default to Borrower. If a bankruptcy petition or action is filed with respect to the Borrower or Borrower defaults pursuant to paragraph 6.1(a) herein, the entire debt outstanding under the Note shall automatically become due and payable.

     (b) Bank shall have the right in its sole discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral. If Bank exercises any of the rights or remedies provided in this clause (b), that exercise shall not make Bank, or cause Bank to be deemed to be, a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower bearing interest at the Default Rate provided in the Note and secured by the Deed of Trust.

VII. ARBITRATION

7.1
This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:
(a) This Agreement (including any renewals, extensions or modifications of this Agreement); (b) Any document, agreement or procedure related to or delivered in connection with this Agreement; (c) Any violation of this Agreement; or (d) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to person, property or business interests (torts).

7.2
At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this agreement provides that it is governed by Oregon law.

7.3
Arbitration proceedings will be administered by the Arbitration Service of Portland, Inc., and will be subject to its commercial rules of arbitration.

7.4
For the purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

7.5
If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

7.6
The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

7.7
This provision does not limit the right of the Borrower or the Bank to: (a) exercise self-help remedies such as setoff; (b) foreclosure against or sell any real or personal property collateral; or (c) act in a court of law, before, during or after the arbitration proceeding to obtain (i) a provisional or interim and/or (ii) additional or supplementary remedies.

7.8
The pursuit of or a successful action for interim, additional or supplementary remedies, or the filling of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

7.9
If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

VIII. MISCELLANEOUS PROVISIONS

8.1  No Waiver; Consents
Each waiver by Bank must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Bank to take action on account of any default of Borrower. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission.

8.2  No Third Parties Benefitted
This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

8.3  Notices
All notices given under this Agreement shall be in writing and shall be effectively served upon delivery, or if mailed, upon receipt of certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Those addresses may be changed by either Party by notice to the other Party.

8.4  Attorneys' Fees
If any lawsuit, reference, arbitration, bankruptcy or any other proceeding is commenced which arises out of, or which relates to or affects, this Agreement, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, reference judge, arbitrator, or other decision maker may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law, including appeal or rehearing or any other review or proceeding.

8.5  Heirs, Successors and Assigns
The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Bank. Bank shall have the right to transfer the Loan to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued by Bank, and to any prospective or actual purchaser of any interest in the Loan or any other loans made by Bank to Borrower, any financial or other information relating to Borrower, the Loan or the Property.

8.6  Interpretation
The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Time is of the essence in the performance of this Agreement by Borrower. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel. This Agreement shall be governed by Oregon law.

8.7  Miscellaneous
This Agreement may not be modified or amended except by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to Bank for the faithful performance of this Agreement.

8.8  Year 2000 Compliance
The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and will make inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) by September 30, 1998. Based on year to date review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.9  Integration and Relation to Loan Commitment
The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents, including Bank's loan commitment to Borrower.

Under Oregon law, most agreements, promises and commitments made by us after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrowers' residence must be in writing, express consideration and be signed by us to be enforceable.

                                     WARNING

         UNLESS YOU  PROVIDE  US WITH  EVIDENCE  OF THE  INSURANCE  COVERAGE  AS
     REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

         YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

         THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.


BORROWER'S NAME


SRC VISION, INC.,
an Oregon corporation


By:  /s/ Alan R. Steel
---------------------------------------
 ALAN R. STEEL, Chief Financial Officer


Address where notices to the Borrower are to be sent:
2067 Commerce Drive
Medford, Oregon 97504


BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION


By:  /s/ Ron Farmer
---------------------------------------
         RON FARMER, Vice President


By:
---------------------------------------
         SANDRA PIERCE, Vice President


Address where notices to the Bank are to be sent:

Bank of America National Trust & Savings Association
Eugene Commercial Banking, Unit  2091
201 East 11th Avenue, 2nd Floor
Eugene, Oregon  97401